Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Exhibit 10.4

MASTER SERVICES AGREEMENT for VIRAL VECTOR SERVICES

THIS MASTER SERVICES AGREEMENT (this “MSA”) is effective as of September 15, 2024 (“Effective Date”) between Henogen SRL, part of Thermo Fisher Scientific with offices located at 16 rue Clement Ader 6041 Gosselies Belgium (“Patheon”) and bluebird bio, Inc., a Delaware corporation, with offices located at 455 Grand Union Boulevard, Somerville, MA 02145 (“Client”). Patheon and Client may be referred to in this MSA separately as a “Party” or together as the “Parties”.

Background
Client is engaged in the development, manufacture, distribution, or sale of developmental or commercial pharmaceutical products. Patheon is engaged in the business of providing development and commercial services within the pharmaceutical, biotech, life sciences and research industries.

Client may wish to retain Patheon to perform services in connection with certain projects Client is conducting, in which case the terms and conditions for each project will be set forth in a Project Agreement to be issued under this MSA. Project Agreements will incorporate and be governed by this MSA.

Patheon is willing to provide these services to Client in accordance with the terms and conditions of this MSA and any associated Project Agreement(s).

Client and Patheon are parties to that certain Commercial Manufacturing Services Agreement, effective as of November 3, 2017, as amended on November 3, 2022, and June 5, 2023 (the “Prior Agreement”). The Parties desire to replace the Prior Agreement with this MSA.

NOW, THEREFORE, for good and valuable consideration contained in this MSA, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.    DEFINITIONS:
The defined terms used throughout this MSA will have the meanings as set forth in the DEFINITIONS APPENDIX. Any terms defined elsewhere in this MSA or associated Project Agreement will be given equal weight and importance as though they were set forth in the DEFINITIONS APPENDIX.

2.    SCOPE:
2.1    Patheon hereby agrees to provide to, or procure for, Client, the Services identified in each Project Agreement.
2.2    The terms and conditions contained in the body of this MSA will apply to each Project Agreement and to Work Orders No. 33 and 36 under the Prior Agreement. For purposes of this MSA, as of the Effective Date, Work Orders No. 33 and 36 under the Prior Agreement shall each be considered a Project Agreement hereunder.
2.3    The supplement terms and condition contained in the Development Schedule to this MSA will apply to Services, if any, for investigation products up to and including completion of process validation (“Development Services”).
2.4    The supplemental terms and conditions contained in the Commercial Schedule to this MSA will apply to the Services approved by a regulatory agency for commercial sale or distribution (“Commercial Services”).

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
2.5    The Parties may enter into a Quality Agreement. The terms of this MSA will control if any conflict occurs between the terms and provisions of this MSA and the Quality Agreement, except with respect to quality related matters.

3.    SERVICES:
3.1    Patheon will perform the Services as set out in the applicable Project Agreement in compliance with the applicable Performance Standards. Client acknowledges that the Services may include non-cGMP activities as specified in further detail in the Project Agreement.
3.2    The Parties agree that any Affiliate of Patheon in the business of performing the applicable Services may perform the Services under this MSA through the execution of a Project Agreement and a Quality Agreement, to which the Patheon Affiliate will be a party. In this case: (i) all references to Patheon in this MSA shall be deemed to be to such Patheon Affiliate; (ii) such Patheon Affiliate will be solely responsible for its own obligations, and (iii) each Project Agreement, together with this MSA, shall constitute a distinct contract enforceable according to its terms between Client and the Patheon Affiliate that executed the Project Agreement.
3.3    Price Assumptions. Client agrees that the Price set out in the Project Agreement are estimates and based upon the assumptions contained therein and may require adjustment by Patheon if those assumptions are incorrect or changed. Changes to the Project Agreement must be agreed in writing and must include any changes to the Price, scope and estimated timing of the performance of the Services.
3.4    Commencement of Services and all estimated timelines are dependent on Patheon having timely received the appropriate payments in accordance with the Project Agreement and the necessary Client approvals, consents, information and Client-Supplied Materials. Client will be solely responsible for any delays due to Client’s failure to provide necessary approvals, consents, information or Client-Supplied Materials within the specified time frame.
3.5    Patheon shall ensure that the Facility will meet all statutory and regulatory requirements applicable to the manufacture of Product. Patheon shall be responsible for ensuring that all validated processes are carried out in accordance with the terms of such processes, all in accordance with Applicable Laws. Patheon shall obtain and maintain during the Term, at its own expense, any Facility-related Regulatory Approvals and any other permits necessary for the manufacture of Product under this Agreement, excluding, if applicable, the marketing authorization for the Product or Bluebird Drug Product and any other Product or Bluebird Drug Product-specific approvals. Upon Client’s request and at its expense, Patheon will assist Client with all regulatory matters relating to the Services, including by providing any documentation reasonably requested by Client as agreed upon in a Project Agreement.
3.6    Nothing contained in this MSA shall be deemed to limit Client’s right at any time to qualify additional suppliers for the Product at Client’s sole cost.

4.    COMPENSATION:
4.1    Payment Terms.
(a)    Patheon will invoice, and Client will pay Patheon for, the Services as set out in the Project Agreement, including any applicable advance payments, non-refundable fees to reserve slots or capacity, and Costs including the Handling Fee, each as specified therein.
(b)    Each Patheon invoice will be due and payable on or before [***] days following the date of Client’s receipt of the electronic invoice. If any portion of an invoice is disputed in good faith, Client will pay Patheon the undisputed amount and the Parties will use good faith efforts to resolve the disputed amount as soon as practicable. If the disputed amount of an invoice is not resolved on or before [***] days of the invoice date, the

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Parties will escalate to senior management. Interest on undisputed, past due amounts will accrue at a rate of [***] per month.
(c)    Upon [***] days’ written notice to Client, Patheon may suspend all Services until all undisputed outstanding amounts have been paid in full, and Patheon will have no liability to Client if this suspension results in delayed performance of any Services, cancellation or rescheduling of any manufacturing slots, or obsolescence of any Materials.
4.2    Currency. All monetary amounts will be invoiced and paid in US Dollars ($), or the currency as set forth in the Project Agreement.
4.3    Price Adjustments. The Price set out in the Project Agreement is based on the then-current costs for labor, materials, commodities, energy, foreign exchange rates, and complying with Applicable Laws. Patheon may adjust the Price as follows:
(a)    Annual Adjustments: [***]
(b)    Extraordinary Adjustments: [***]
(c)    Currency Fluctuations. [***]

4.4    Taxes.
(a)    VAT.
(i)    Fees for Services and any other payments due to Patheon under a Project Agreement are exclusive of value added taxes (“VAT”), turnover taxes, sales taxes or similar taxes, including any related interest and penalties (together, “Transaction Tax”), which will be added to the invoice amount and reimbursed to Patheon by Client.
(ii)    Patheon will use commercially reasonable efforts to ensure that its invoices to Client are issued in a way to meet the requirements for deduction of input VAT by Client, if Client is permitted by law to do so.
(iii)    If Patheon is acting as Client’s buying agent, Patheon will always charge to Client the Transaction Tax in the relevant territory in addition to the amount paid by Patheon to the applicable supplier.
(b)    Reference to the Services in this Section 4.4 also includes any element (or the entirety) of the Services characterized as a supply of goods by Patheon, its Third-Party Subcontractors or any tax authority for Transaction Tax purposes.
(c)    Duties. Client will bear the cost of all duties, levies, tariffs and similar charges (and any related interest and penalties) (together, “Duties”) however designated, arising from the performance of the Services, including those imposed as a result of shipments to, from or between Patheon Facilities. If these Duties are incurred by Patheon, then Patheon will be entitled to invoice Client for these Duties at the time that they are incurred.
(d)    Withholding Tax.
(i)    Where any sum due to be paid to Patheon hereunder is subject to any withholding or similar tax, Client will pay the withholding or similar tax to the appropriate government authority and deduct the amount then due to Patheon, in a timely manner and promptly transmit to Patheon an official certificate or other evidence of the withholding sufficient to enable Patheon to claim payment of these taxes. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate or enable the recovery of any tax withholding or similar obligations for royalties, milestone payments, and other payments made by Client to Patheon under a Project Agreement.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(ii)    Patheon will provide Client with any tax forms that may be reasonably necessary for Client not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.
(iii)    Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, or similar obligations resulting from payments made under a Project Agreement, any recovery to be for the benefit of the Party bearing the withholding tax.

5.    SUPPLY OF MATERIALS:
5.1    Patheon-Supplied Materials. Patheon will source the Patheon-Supplied Materials as set forth under the terms of the applicable Project Agreement.
5.2    Client-Supplied Materials. Client will, at its expense, supply Patheon with enough Client-Supplied Materials for Patheon to perform the Services. All shipments of Client-Supplied Materials from Client or Client’s supplier to Patheon will be [***]. All shipments of Client-Supplied Materials will be accompanied by the required documentation (including, certificates of analysis from the manufacturer and safety data sheet).
5.3    Client is responsible for vendor qualification of Client-Supplied Materials to be used for cGMP purposes and for providing upon request a certificate of compliance consistent with the requirements of cGMP, Applicable Laws and any applicable Quality Agreement between the Parties. If Client wishes Patheon to use a specific vendor for Materials, testing, or other services and this vendor is not an approved vendor currently used by Patheon, it will be Client’s responsibility to audit and approve the vendor. At Client’s request and for an additional fee, Patheon will audit the vendor on Client’s behalf and provide an audit report to Client. If Client requires Patheon to incorporate any of the results of release testing performed by Client or a third party into a certificate of analysis issued by Patheon in connection with the Services, Patheon will have the right upon reasonable notice and at reasonable times to audit the sites or laboratories conducting the testing as set forth in the Quality Agreement or as required by Applicable Laws. If Patheon chooses to source Patheon-Supplied Materials from a new vendor solely on its own accord in order to have multiple vendors and not related to specific items for Client or requested by Client, and this vendor is not an approved vendor currently used by Patheon, it will be Patheon’s responsibility to audit and approve vendor.
5.4    Client will pay the full Price for any failed or non-conforming Services that are the result of defects or other non-conformities in Client-Supplied Materials that could not have been discovered by Patheon by reasonable inspection or by using the agreed-upon testing methods (if any).
5.5    If applicable, Patheon and Client will reasonably cooperate to permit the import of Client-Supplied Materials into the country where the Services will be performed. Client or Client’s broker will be the “Importer of Record” (or equivalent under Applicable Law) for Client-Supplied Materials unless agreed otherwise, and Client is responsible for compliance with Applicable Laws, and the cost of compliance, relating to that role. Client’s obligation will include obtaining the proper release of Client-Supplied Materials from the applicable customs agency and Regulatory Authority.
5.6    Inspection by Regulatory Authorities.
(a)    Patheon will notify Client, in accordance with the Quality Agreement, of any inspection of the Facility scheduled with any Regulatory Authority that directly relates to the Product. As may be agreed upon in a Quality Agreement, Patheon will provide Client with a copy of any report or other written communication (redacted as appropriate) received from such Regulatory Authority which is directly related to the Product as well as a copy of Patheon’s final responses (redacted as appropriate) in accordance with the

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
terms of the Quality Agreement and Client must provide necessary information in a timely matter to enable Patheon to respond to such Regulatory Authority by the applicable deadline. Notwithstanding, Patheon reserves the right to respond to the Regulatory Authority without Client’s prior approval, if, in the opinion of Patheon’s legal counsel, it is required or reasonable to do so.
(b)    If Client does not provide comments on a communication with a Regulatory Authority as described in the Quality Agreement or documents as requested under this Section or the Quality Agreement in a timely manner, and if Patheon reasonably believes that Patheon’s standing with a Regulatory Authority may be jeopardized as a result of further delay, Patheon may, in its sole discretion, submit such communication without Client’s Input or delay or postpone any inspection by the Regulatory Authority.
5.7    Client shall disclose to Patheon any specific safe handling instructions and other health related information applicable to the Client-Supplied Materials in advance of delivery to Patheon.
5.8    Packaging and Artwork. If applicable, Client will be responsible for all packaging, labels, inserts and artwork development for the Product (including obtaining all required approvals and translations) and all associated costs. Patheon's name will not appear on the label or anywhere else on the Product unless: (a) required by any Applicable Laws or (b) Patheon consents in writing. Within a reasonable time to be agreed between the Parties before the start of the Services for which new or modified artwork is required, Client will provide to Patheon and in accordance with the applicable specifications, final camera-ready artwork for all packaging components to be used in the Services.
5.9    Storage of Client-Supplied Materials.
(a)    Patheon will store all Client-Supplied Materials, in quantities determined by Client, for the timeframe reasonably needed to provide the Services at the Facility [***]. Patheon reserves the right to refuse to store any quantity of Materials greater than the amount necessary for the performance of the Services under the applicable Project Agreement at its sole discretion at any time. If Patheon is unable to provide such storage at the Facility, a Patheon Affiliate or other qualified third party may be used for storage outside the Facility.
(b)    Prior to the transfer of Materials to any such Patheon Affiliate or third, Client shall provide written approval of the transfer and related costs. At all times Client retains title to and will insure all Client-Supplied Materials while at the Facility or other storage site. Patheon may request in writing Client’s Instructions to either dispose of or transfer any Remaining Materials, and Section 7.6(c) will apply if Instructions are not received from Client on or before [***] days after the request.
(c)    On a quarterly basis, Patheon shall provide a report on the inventory of Client-Supplied Materials in Patheon’s possession.
5.10    Storage of Patheon-Supplied Materials.
(a)    Patheon will store all Patheon-Supplied Materials [***].
(b)    As specified in the Commercial Schedule, Patheon shall provide a report on the inventory of all Patheon-Supplied Materials in Patheon’s possession and/or purchased on Client’s behalf.

6.    DELIVERY:
6.1    Outbound Delivery/Shipment. Subject to Section 6.5, the Parties will coordinate delivery upon Patheon Release, as defined below. Any outbound delivery by or on behalf of Patheon for Client will be [***] unless otherwise agreed. Each shipment will be packaged for transport in accordance with the Quality Agreement and any applicable Instructions and Project Agreement. Client is responsible for obtaining transportation insurance covering the shipment after Patheon

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
delivers the shipment to the carrier. Client will be Exporter of Record and will obtain any required licenses and authorizations necessary for export or import (unless otherwise agreed in writing) and will otherwise comply with all Applicable Laws and pay any applicable export or import fees, duties and taxes.
6.2    Carrier Management through TTM. If it is agreed that Patheon will coordinate collection of Product or Material using Patheon’s carriers, as set out in the Project Agreement, including through Patheon’s Total Transportation Management service (“TTM”), the following terms will apply: Client agrees that Patheon is to coordinate the transport of Product or Materials, and Patheon will do so as an agent of Client and at Client's sole risk and expense. In addition to the terms and conditions outlined in this MSA and the Project Agreement, Client agrees to the following:
(a)    Client will pay, to Patheon, all freight charges as referenced in the Project Agreement and Client will be responsible for all final freight charges based on actual shipping characteristics and all charges for services that were not contemplated in the Project Agreement including charges for accessorial services such as detention and demurrage;
(b)    Client approves and accepts Patheon's selection of transportation mode and carrier;
(c)    Client agrees to grant Patheon the ability to coordinate customs clearance up to, and including, paying duties and taxes on Client's behalf, and Client agrees that the shipment will be subject to the terms and conditions of the selected carrier's waybill and that Client's sole recovery for loss, damage, destruction, or delay will be directly against the underlying carrier, which carrier may limit its liability.  Patheon will not be considered a freight forwarder or carrier in the provision of Services.
6.3    Client Managed Shipping (Client Carrier). If Client elects to provide its own transportation, Client will coordinate collection of Product or Material using its own carrier and (a) Patheon will tender the shipment to Client’s carrier as instructed at the Facility, (b) the shipment will be at Client’s sole risk and expense, and (c) Client will ensure that all costs of shipment are billed directly to Client by Client’s carrier.
6.4    Title and Risk. For Manufacturing Services, Patheon will deliver the release Batch Documents to Client (“Patheon Release”), immediately after which, any title to Product that Patheon has will transfer to Client. Client will bear the risk of loss in the Product, and will be obliged to insure Product, at all times.
6.5    Storage of Product. Subject to capacity, Patheon will store Product at no charge for up to [***] days after Patheon Release. If Patheon is unable to provide Product storage, with Client prior notification and approval, a Patheon’s Affiliate or qualified third party may be used for storage outside the Facility. Client retains title to and will insure all Product while at the Facility or other storage site.

7.    TERM AND TERMINATION:
7.1    Term. This MSA will remain in effect until [***] years following the Effective Date (“Initial Term”) and will automatically renew for additional [***] periods (“Renewal Terms”, collectively with the Initial Term, the “Term”), unless either Party gives the other Party notice of non-renewal more than [***] months before the end of the Initial Term and any Renewal Term, but the Term will automatically be extended (even if notice of non-renewal has been given) to allow for completion of Services under any active Project Agreement.
7.2    Termination by Either Party. Either Party may terminate this MSA or a Project Agreement:

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(a)    on written notice, if the other Party files a petition in bankruptcy, applies for or consents to the appointment of a receiver or trustee, makes an assignment for the benefit of its creditors or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for [***] days);
(b)    if the other Party is in material breach of any part of this MSA or the applicable Project Agreement and fails to remedy the breach on or before [***] days after receiving notice of the breach from the aggrieved Party; provided, however, that if such breach is not capable of being cured within [***] days and the breaching Party has commenced and diligently continued actions to cure such breach within [***] days, the cure period shall be extended to [***] days, so long as the breaching Party continues to make diligent efforts to cure during such period; or
(c)    in the event of a Force Majeure event, in accordance with Section 13.5.
7.3    Effect of Termination. If a Project Agreement is completed, expires, or is terminated by either Party for any reason:
(a)    both Parties will dispose of Confidential Information as required by Section 8.5.
(b)    Patheon will:
(i)    Promptly cease performance of the applicable Services and take all commercially reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith, including by canceling any third-party obligations (if cancellable);
(ii)    credit any outstanding balances owed to Client; and
(iii)    provide Client with a written notice of the amount and location of any Remaining Materials except where any outstanding amounts are payable by Client under the Project Agreement and Patheon has terminated the Project Agreement under Section 7.2.
(c)    Client will:
(i)    pay the Price due to Patheon for the Services performed or for Patheon-Supplied Materials procured or committed by non-cancellable order including any handling fees up to the date of completion, expiry or termination;
(ii)    pay all actual costs and expenses including any applicable handling fee incurred by Patheon to complete wind-down activities as agreed by the Parties; and
(iii)    [***]
(iv)    [***]
(v)    on or before [***] days from the date of the Remaining Materials notice described in Section 7.6(b): (A) remove all the Remaining Materials from each Facility identified in the notice; or (B) provide Instructions detailing and directing how and where Patheon should either ship, return or dispose, at a location neither owned nor operated by Patheon, of all the Remaining Materials (together “Disposition”).
(vi)    If Client provides Patheon with Instructions regarding shipment or disposal of Remaining Materials, the shipment or disposal will be provided under a Project Agreement. If this MSA has been terminated or is expired, this MSA will survive and will govern any applicable Project Agreement, including a new Project Agreement, if required, until shipment or destruction is completed; and
(vii)    If Client fails to Disposition Remaining Materials on or before [***] days from the date of the Remaining Materials notice, Patheon will provide a second notice (“Second Notice”) and if Client fails to disposition Remaining Materials on or before [***] days from the Second Notice, Patheon may, in its sole discretion, dispose of Remaining Materials. If this occurs, Patheon is hereby authorized to

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
name Client as the generator of any waste generated for and upon the disposal. Patheon will retain all statutory and common law rights regarding the disposal, and Client hereby waives its right to assert and agrees to defend and indemnify Patheon from, any cause of action or claim arising from any removal by Client or Disposition by Patheon of any Remaining Material. Patheon will invoice Client and Client agrees to pay all fees and expenses associated with Patheon’s disposal of the Remaining Materials.

8.    CONFIDENTIALITY:
8.1    The Receiving Party shall keep strictly confidential all Confidential Information and shall not disclose the same to a third party without prior written consent of the Disclosing Party. The foregoing obligations of confidentiality shall not apply to any portion of the Confidential Information that the Receiving Party can demonstrate by documentary evidence:
(a)    Was fully in its possession prior to receipt from the Disclosing Party;
(b)    Was in the public domain at the time of receipt from the Disclosing Party;
(c)    Became part of the public domain through no fault of the Receiving Party;
(d)    Was lawfully received by the Receiving Party from a third party having a right of further disclosure and who did not, directly or indirectly, receive such Confidential Information from the Disclosing Party; or
(e)    Is independently developed by the Receiving Party without reference to or reliance upon Disclosing Party’s Confidential Information.
8.2    Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because such information is embraced by general disclosures in the public domain or in the possession of the Receiving Party. In addition, any combination of Confidential Information shall not be considered to be in the public domain or in the possession of the Receiving Party merely because individual elements thereof are in the public domain or in the possession of the Receiving Party.
8.3    If the Receiving Party is required by law, regulation, rule, act or order of any governmental authority or agency, or stock exchange, to disclose any Confidential Information, the Receiving Party will give the Disclosing Party prompt written notice of such requirement, and the Receiving Party will take commercially reasonable and lawful actions to minimize the degree of such disclosure to only the portion which is responsible to such requirement or request. The Receiving Party will cooperate reasonably with the Disclosing Party in any efforts to seek a protective order or other similar order with respect to such Confidential Information, at Disclosing Party’s cost.
8.4    Confidential Information shall not be used by the Receiving Party other than for the purpose of the Agreement. The Parties shall only disclose Confidential Information to Affiliates, directors, employees, consultants, and independent contractors who have a genuine need to access such information in order to fulfil the Parties’ obligations under this Agreement (and, in the case of Client, for the exploitation of Product); provided that: (a) such recipients are bound by obligations of confidentiality and non-use with respect to the Disclosing Party’s Confidential Information that are at least as restrictive as those set forth in this Agreement and (b) the Receiving Party remains liable for the compliance of such recipients with such obligations.
8.5    The Receiving Party agrees that, at the Disclosing Party’s request, or upon expiration or termination of this MSA (whatever the reason), the Receiving Party shall forthwith return to the Disclosing Party any and all parts of the Confidential Information provided in documentary form and will return or destroy any copies or other tangible embodiments thereof made by the Receiving Party; except for one copy that may retained in a secure file (segregated from the Receiving Party’s other files) for compliance purposes only.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
8.6    Neither Party shall, without the prior written consent of the other Party, disclose to any third party the terms of this MSA, which shall be treated as the Confidential Information of both Parties provided, however, that Client may disclose the terms of this MSA to bona fide prospective or current investors, lenders, collaborators or acquirers in connection with licensing, financing and acquisition activities, and due diligence processes related to such activities provided who are bound prior to such disclosure by commercially reasonable written obligations of confidentiality and non-use and that Client will remain responsible for failure by any of the foregoing third parties to whom Confidential Information is provided.
8.7    These obligations of confidentiality and non-use are valid during the Term and for a period of [***] years thereafter, except in the case of trade secrets, for which the obligations of confidentiality and non-use are valid for the Term and for as long as Disclosing Party continues to treat such Confidential Information as a trade secret or until such time as the information becomes subject to one of the exceptions under Section 8.1(a) - (e).

9.    INTELLECTUAL PROPERTY:
9.1    Defined terms:
(a)    “Arising Client Intellectual Property” means all Intellectual Property generated by Patheon or its Third-Party Subcontractors as a consequence of performing the Services that is specific to, (i) Product; or (ii) any other deliverable set out in the Project Agreement that is the subject of the Services (together, the “Deliverables”).
(b)    “Client Background IP” means Intellectual Property in possession of Client prior to the date of this MSA or that is developed by Client independently of this MSA without using any Patheon Confidential Information.
(c)    “Intellectual Property” includes [***].
(d)    “Patheon Background IP” means Intellectual Property developed, owned, or licensed by Patheon which is outside the scope of this MSA or a Project Agreement or the Services and which is developed without using any Client Confidential Information.
(e)    “Patheon Intellectual Property” means, (i) Patheon Background IP; and (ii) all Intellectual Property generated by or licensed to Patheon as a consequence of performing the Services which is not Arising Client Intellectual Property.
9.2    For the term of the applicable Project Agreement, Client hereby grants to Patheon, a non-exclusive, fully paid-up, royalty-free, non-transferable license to Client’s Background IP and Arising Client Intellectual Property that is reasonably necessary for Patheon or its Third-Party Subcontractors to perform the Services. Any license granted by Client to Patheon will be terminated upon the earlier of expiration, completion or termination of the applicable Project Agreement.
9.3    All Arising Client Intellectual Property and Client Background IP will be the exclusive property of Client.
9.4    All Patheon Intellectual Property will be the exclusive property of Patheon.
9.5    Unless otherwise agreed in a separate license agreement or Project Agreement, Patheon hereby grants to Client [***] license to the Patheon Intellectual Property if Patheon Intellectual Property is incorporated into a Deliverable under a Project Agreement so that Client can use, sell, offer for sale, import, export or otherwise exploit or dispose of the Deliverable (the “License”). The License does not apply to Patheon Intellectual Property generally employed in the operation of any Facility or equipment, including [***].
9.6    Subject to the terms and conditions of this MSA, Client may sublicense its rights to the License, but Client must enter into a written agreement with the sublicensee requiring that the sublicense (a) include confidentiality and non-use terms and conditions at least as restrictive as those set forth in the Confidentiality Agreement, (b) prohibit the assignment, transfer or further

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
sublicensing by the sublicensee, and (c) prohibit the use of the License for any purpose other than performing services for Client in connection with Product (“Manufacturing Sublicense”). Client must give Patheon written notice of the sublicense Manufacturing Sublicense agreement on or before [***] days after entering into such Manufacturing Sublicense agreement. This notice must name the applicable sublicensee, set forth the scope of the sublicense granted by Client under the License, the expected duration of the Manufacturing Sublicense and certify that the sublicense agreement complies with Sections 9.5 and 9.7 On or before [***] days following termination of the sublicense, Client will inform Patheon in writing that the sublicense has been terminated and confirm that Client requested the return or destruction of all Patheon Confidential Information. Client will be liable for any breach of the Manufacturing Sublicense by the sublicensee as if the breach were a breach of the License. The Manufacturing Sublicense granted hereunder will terminate upon the termination of the License. The Manufacturing Sublicense does not include the right for Client to provide manufacturing or development services to a third party or to use Patheon Intellectual Property in connection with products that are not identical to Product. Any breach of this MSA by Client, including the confidentiality obligations will be cause for immediate termination of the License and Manufacturing Sublicense. Client acknowledges that nothing in this MSA or a Project Agreement will restrict Patheon from using any Patheon Intellectual Property, in performing Services for other clients or on its own behalf.
9.7    Technology Transfer. Upon Client’s written notice to Patheon requesting technology transfer from Patheon to Client, and subject to Section 9.6 and entering into a mutually agreed upon Project Agrement, Patheon may provide technology transfer support reasonably necessary for properly skilled personnel of Client or its designee to manufacture the Product (“Technology Transfer”). Patheon makes no representations or warranties as to a successful Technology Transfer. Patheon shall provide commercially reasonable support through the Technology Transfer to enable Client or its designee to replicate the manufacturing process developed by Patheon as part of the Services. [***]

10.    AUDIT AND CONSULTATION RIGHTS:
10.1    Client will have a right of access to the Facility solely for the purpose of conducting a quality audit in accordance with the applicable Quality Agreement. All visits will be during Patheon’s normal business hours on weekdays and conducted consistent with Patheon’s policies and procedures, and in a manner that does not unreasonably interfere with Services or normal business activities. [***] Patheon will permit Client or its agents to consult with Patheon during the performance of the Services.
10.2    Client Access. Patheon also agrees that Client, upon reasonable request and with Patheon’s permission, shall be permitted reasonable access during Patheon’s normal business hours in order to observe performance of Services. Any such visit, the scope, conditions and limitations shall be conducted consistent with Patheon’s policies and procedures or the Quality Agreement and in a manner that does not unreasonably interfere with Services or normal business activities subject to reasonable restrictions to preserve the confidentiality of Patheon and its clients, and safety.

11.    COVENANTS AND WARRANTIES:
11.1    Authority. Each Party covenants, represents, and warrants that it has the full right and authority to enter into this MSA and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this MSA.
11.2    Client Warranties. Client covenants, represents, and warrants that:

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
(a)    on receipt by Patheon, the Client-Supplied Materials will conform to the specifications (as applicable) and will be adequately contained, packaged, and labelled in accordance with Applicable Laws and will conform to the affirmations of fact on the container; and
(b)    Client-Supplied Materials will be suitable for the intended use, not adulterated and free of Contaminants.
11.3    Patheon Warranties. Patheon covenants, represents, and warrants that:
(a)    it will perform the Services in accordance with the Performance Standards, using individuals who are appropriately trained and qualified;
(b)    the Facility and all equipment utilized in the performance of the Services by Patheon shall be maintained and operated in accordance with all Applicable Laws, including cGMPs;
(c)    for Batches that are designated and manufactured under cGMP at the time of release by Patheon, Product will conform with Batch Documentation and be transferred free of any liens or encumbrances;
(d)    it will not in the performance of its obligations under this MSA use the services of any person it knows is debarred or suspended under 21 U.S.C. §335(a) or (b); and
(e)    it does not currently have, and it will not hire, as an officer or an employee any person whom it knows has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act.
11.4    Emergency Management and Recovery Planning. Patheon will comply with its Emergency Management and Recovery Planning Corporate Standard ("EMRPCS"). The EMRPCS shall be considered Patheon's Confidential Information and may be shared with Client upon reasonable request, subject to the confidentiality and non-use provisions of Section 8.
11.5    No Warranty. NEITHER PARTY makes ANY warranty or condition of any kind, either expressed or implied, by fact or law, other than those expressly set out in this MSA OR A PROJECT AGREEMENT. [***]

12.    INDEMNIFICATION, REMEDIES AND LIABILITY:
12.1    Indemnification by Client. Subject to Sections 12.2 and 12.3, Client will defend and indemnify the Patheon Indemnitees from all third-party (other than Affiliates) actions, causes of action, subpoenas, costs (including reasonable legal fees), claims, damages, liabilities, and expenses (“Losses”) relating to or arising from: [***]
This indemnity will not apply to the extent that these Losses are those for which Patheon is obliged to indemnify Client Indemnitees under Section 12.2.
12.2    Indemnification by Patheon. Subject to Sections 12.1 and 12.3, Patheon will defend and indemnify Client Indemnitees from all Losses relating to or arising from: [***]
This indemnity will not apply to the extent that these Losses are those for which Client is obliged to indemnify the Patheon Indemnitees under Section 12.1.
12.3    Indemnification Procedure. If a claim occurs under Section 12.1 or 12.2, the indemnified Party will: (a) promptly notify the indemnifying Party of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with the indemnifying Party in the defense of the claim; and (d) permit the indemnifying Party to control the defense and settlement of the claim, all at the indemnifying Party's cost and expense.
12.4    Deficient Services. Services will be considered “Deficient Services” if Patheon fails to comply with the applicable Performance Standards. Any disagreement between the Parties as to whether Deficient Services exists will be treated as a Technical Dispute and handled in accordance with Section 13.4.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
12.5    Remedies. If Patheon performs Deficient Services, then Client's sole remedy whether in contract, tort, equity or otherwise will be: [***]
12.6    Indirect/Consequential Loss. [***]
12.7    Limitation of Liability. Subject to any limitations set out in the Development Schedule or Commercial Schedule, Patheon’s total liability under any Project Agreement in contract, tort, equity, negligence, breach of statutory duty or otherwise will not exceed [***].
12.8    [***]

13.    MISCELLANEOUS:
13.1    Assignment and Subcontracting.
(a)    Neither this MSA nor a Project Agreement, nor any of either Party’s rights or obligations hereunder, may be assigned, novated or otherwise transferred by either Party without the prior written consent of the other Party, this consent not to be unreasonably withheld or delayed. But either Party may, upon written notification to the other Party, assign, in whole or part, its rights and obligations under this MSA or a Project Agreement to an Affiliate or, in connection with a merger, consolidation or sale of substantially all of the business to which this MSA or a Project Agreement relates, to an unrelated third party.
(b)    With Client’s advance, written consent, Patheon may subcontract the Services hereunder to an Affiliate as specified in the Project Agreement or arrange for any of its Affiliates to perform specific Services under a Project Agreement. Client agrees that Patheon will remain exclusively liable to Client for any breach of this MSA or a Project Agreement or negligence by its Affiliates in the course of performing Services. Patheon may also arrange for Third-Party Subcontractors to perform specific Services under a Project Agreement with Client’s advance, written consent or at Client’s request. Subject to Section 13.1(c) below, Client agrees that Patheon will be responsible for such Third-Party Subcontractors’ compliance in the course of performing Services with the terms of this Agreement subject to all limitations on Patheon’s liablitlity as set out in this MSA.
(c)    [***]
13.2    Anti-Bribery. The Parties agree:
(a)    to comply with all Applicable Laws, statutes and regulations relating to anti-bribery and anti-corruption including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act;
(b)    to have and maintain in place throughout the Term their own policies and procedures to ensure compliance with the U.S. Foreign Corrupt Practices Act and the UK Bribery Act (and to provide a copy to the other Party on request) and to appropriately enforce those policies and procedures, including providing training;
(c)    that no employee, contractor, supplier, agent, broker, or representative of such Party will offer or pay anything of value to a public or private official intending to influence or induce an official act or decision or to obtain an improper advantage; and
(d)    that a breach of this Section 13.2 will be considered a material breach of this MSA and the aggrieved Party will have the right to terminate this MSA and any Project Agreement pursuant to Section 7.2(b).
13.3    Choice of Law. This MSA and any Project Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation is governed by the laws of the State of New York without regard to any conflicts-of-law principle that directs the application to another jurisdiction’s law. The Parties hereby submit to the exclusive jurisdiction of the courts in the State of New York. The Parties further expressly

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
agree that the UN Convention on Contracts for the International Sale of Goods will not apply to this MSA or any Project Agreement.
13.4    Dispute Resolution.
(a)    If any dispute arises out of this MSA or any Project Agreement, the Parties will first try to resolve it amicably. Upon receipt of written notice of a dispute, the Parties agree to use commercially reasonable efforts, including engagement of senior management as necessary, to resolve the dispute on or before [***] days.
(b)    If the Parties are unable to resolve the dispute, then after [***] days the Parties agree to enter into mediation in good faith to settle the dispute and will do so in accordance with the CEDR Model Mediation Procedure. Unless otherwise agreed between the Parties on or before [***] days after the initial written notice of the dispute, the mediator will be nominated by CEDR.
(c)    Except where proceedings are required for the purpose of equitable relief or to preserve a Party’s legal position pending the outcome of negotiation or mediation, neither Party may commence any court proceedings in relation to a dispute until the required mediation has ended without resolving that dispute or a Party fails to participate in that mediation. Where a Party decides not to take part in mediation in contravention of this Section 13.4, it will send written notice of that decision to the other Party.
(d)    Technical Disputes. If a dispute arises between the Parties that is exclusively related to technical aspects of the Services (a "Technical Dispute"), the Parties will use all reasonable efforts to resolve the dispute by amicable negotiations as provided in Section 13.4(a) above, including by involving members of each Party’s quality assurance department. If the Parties are unable to resolve a Technical Dispute by negotiation, the Technical Dispute will, at the written request of either Party, be referred to an expert for determination in the following manner: [***].
13.5    Force Majeure. If a Force Majeure event occurs that may affect a Party’s ability to perform under this MSA or a Project Agreement, except for Client’s payment obligations, neither Party will be responsible for delay of failure in performance and the affected Party shall promptly notify the other in writing and use commercially reasonable efforts to resume performance or otherwise mitigate the effects of the Force Majeure Event as quickly as practicable. If the performance by either Party of any of its obligations under this MSA or a Project Agreement is prevented or delayed by a Force Majeure Event for [***], then the other Party shall have the right to terminate this MSA or the applicable Project Agreement upon written notice. Patheon will not be responsible for any loss or damage caused to any Product caused by a Force Majeure event.
13.6    Notices. Any notice required or permitted to be given hereunder by either Party must be in writing and will be considered effectively given or delivered: (a) on the date delivered if delivered personally, (b) on the first business day after the date sent if sent by recognized overnight courier, or (c) on the second business day after the date deposited if mailed by certified mail, return receipt requested, postage prepaid. All notices to each Party will be sent to the address for that Party set forth in the applicable Project Agreement. If no address is provided in the Project Agreement, then notices will be sent as follows:

If to Client:
[***]

If to Patheon:
[***]

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
Legal Notices to Patheon shall be emailed to [***].

13.7    Survival. Any termination or expiration of this MSA or a Project Agreement will not affect any outstanding obligations or payments due hereunder before the termination or expiration, nor will it prejudice any other remedies that the Parties may have under this MSA or Project Agreement. The following will survive the expiration or termination of this MSA or a Project Agreement in accordance with their terms: Section 5 – Supply of Materials, Section 7 – Term and Termination, Section 8 – Confidentiality, Section 9 – Intellectual Property, Section 11 – Warranties and Section 12 – Indemnification, Remedies and Liability.
13.8    Independent Contractors. The Parties are independent contractors and this MSA, or a Project Agreement will not be construed to create between Patheon and Client any other relationship such as, for example only, that of employer-employee, principal, agent, joint-venturer, co-partners, or any similar relationship.
13.9    Insurance.
(a)    Each Party will maintain during the term of the applicable Project Agreement general liability and product liability insurance which is sufficient to cover their respective liability and obligations under the applicable Project Agreement with insurers rated [***] through the term of this MSA and for [***]. Either Party will provide valid evidence of this insurance upon the request of the other Party.
[***]
13.10    Capital Agreement. If applicable, the Parties may enter into a separate agreement that addresses the rights and responsibilities of the Parties regarding equipment and Facility modifications necessary to provide Services.
13.11    Data Privacy Agreement. If applicable for the Services, the Parties will enter into a separate agreement that addresses obligations regarding personal data or health information.
13.12    Entire Agreement. This MSA together with any Project Agreements and Quality Agreements are the complete agreement between the Parties for this subject matter and supersedes all other prior agreements (including the Prior Agreement), representations and understandings, whether written or oral. Except as otherwise provided in this MSA, any modifications, amendment, or supplement to this MSA or any Project Agreement must be in writing and signed by authorized representatives of the Parties. The Parties are in agreement that Work Order 33 and Work Order 36 that were previously executed under the Prior Agreement will now be governed by this Agreement; provided however, if there is any conflict between the terms of this Agreement and the terms of Work Order 33 and/or Work Order 36 that the terms of Work Order 33 and 36 shall control.
13.13    Severability. If any provision of this MSA or any Project Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.
13.14    Counterparts & “pdf”. This MSA or any Project Agreement may be executed in two or more counterparts, by original or electronic (including “pdf”) signature, each of which will be considered an original, but all of which together will constitute one and the same instrument.
13.15    Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein will mean including, without limiting the generality of any description preceding that term.
13.16    No Third-Party Benefit or Right. Nothing in this MSA or any Project Agreement will confer or be construed as conferring on any third party, other than a Patheon’s Affiliate performing Services hereunder in accordance with Section 3.2, any benefit or the right to enforce any express or

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
implied term of this MSA or Project Agreement. The rights of the Parties to terminate, rescind or agree on any variation, waiver or settlement under this MSA or any Project Agreement are not subject to the consent of any other person.
13.17    Waiver. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this MSA, nor the failure of any of the Parties, on one or more occasions, to enforce any of the provisions of this MSA or to exercise any right or privilege hereunder will thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of the provisions, rights, or privileges hereunder.
13.18    Embargoed Countries. Patheon will not support distribution, regulatory or quality services (including site inspections) with respect to Services to the government of embargoed countries, as defined in the Thermo Fisher Scientific GTC Controls Policy as may be updated from time to time.
13.19    Binding Effect. This MSA will apply to, inure to the benefit of and be binding upon the Parties and upon their respective successors and permitted assigns.

[Signature Page Follows]

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
IN WITNESS WHEREOF, this MSA has been executed and delivered by the Parties by their duly authorized representatives as of the Effective Date.

Henogen SRL	bluebird bio, Inc.
By: /s/ Bernard Jacques	By: /s/ Anne Kantardjieff
Name: Bernard Jacques	Name: Anne Kantardjieff
Title: General Manager VVS EU Henogen	Title: Vice President, Manufacturing

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

DEFINITIONS APPENDIX

“Affiliate” means, for (i) Client, any entity that controls, is controlled by or is under common control with Client, and (ii) Patheon, any entity that controls, is controlled by or is under common control with Patheon. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than 50% of the outstanding voting securities or other ownership interest of the entity.
“Applicable Laws” means: (i) for Patheon’s obligations, the Laws applicable to the performance of the Services in the jurisdiction where the Facility is located; and (ii) for Client’s obligations, the Laws applicable to the performance of Client’s obligations hereunder and the Product.
“Batch” means [***].
“Batch Documents” means Batch documents released by Patheon that may include: [***].
“Bluebird Drug Product” means a product manufactured by Client which incorporates Product.
“cGMP” means current good manufacturing practices according to the United States Food and Drug Administration and European Medicines Agency together with applicable rules and guidance documents issued by the applicable Regulatory Authority pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time in each case as applicable in the country where the Facility is located.
“Client Indemnitees” means collectively Client or any of its Affiliates and their respective directors, officers, employees, and agents.
“Client-Supplied Materials” means any Materials as specified in the Project Agreement to be procured on behalf of or provided by Client to Patheon.
“Confidential Information” means, all know-how (and all tangible and intangible embodiments thereof), and all other secret, confidential or proprietary information, data or materials, whether provided in written, oral, graphic, video, computer or other form, or by observation at the Party’s facilities, which is disclosed or made available by or on behalf of a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this MSA or which arises as a result of this MSA, and any copies thereof, and which: (i) if disclosed in written, graphic, electronic or other tangible form, is labeled as confidential or proprietary, (ii) if disclosed orally or visually, is identified as confidential or proprietary at the time of disclosure, or (iii) by its nature, should reasonably be considered to be confidential or proprietary. Confidential Information of Client includes, but is not limited to, business, technical and financial data concerning the Client-Supplied Materials, and/or the Product. Confidential Information of Patheon includes, but is not limited to, proprietary technical data, know-how, and trade secrets concerning Patheon’s production and purification methods, Patheon’s equipment parameters and techniques, Patheon’s facilities and their design and operation, as well as business and financial data.
“Contaminants” means any adventitious agent including noxious or toxic agents, infectious agents, including any microbiological or viral agents of infection (e.g., bacteria, fungae, mycoplasmas, prions, and viruses) or corrosive agents.
“Costs” means the cost of all Patheon-Supplied Materials, capital expenditures and third-party services or expenses, including any applicable handling fee (which shall be [***] (“Handling Fee”), provided, procured, or incurred by Patheon on behalf of Client.
“Excluded Materials” means any Client-Supplied Materials, the raw materials (including [***]; and any other materials as may be further stated in the Project Agreement.
“Facility” means the facility where the Services are being performed.
“Fees” means the amounts to be charged by Patheon to Client as set forth in the applicable Project Agreement for performing the Services. Fees do not include Costs.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

“Force Majeure” means the delay or failure in performance resulting from acts beyond the reasonable control and without the fault or negligence of the Party, including, strikes or other labor disturbances, lockouts, quarantines, communicable disease outbreaks, riots, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity.
“Instructions” means Client’s written instructions agreed and accepted by Patheon.
“Laws” means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees, or orders of any Regulatory Authority.
“Manufacturing Services” means [***].
“Materials” means all supplies needed to complete the Services including [***]. Materials includes Patheon-Supplied Materials and Client-Supplied Materials.
“Non-manufacturing Services” means [***].
“Performance Standards” means the performance standards as defined in the Development Schedule or Commercial Schedule, as applicable.
“Patheon Indemnitees” means collectively, Patheon, its Affiliates and their respective directors, officers, employees, and agents.
“Patheon-Supplied Materials” means any Materials to be sourced by Patheon on behalf of Client to perform the Services.
“Price” means the Fees and the Costs to be charged by Patheon as set forth in each Project Agreement.
“Product” means the deliverable from Manufacturing Services, including Batch Documents.
“Project Agreement” means a separate signed document, entered into by Patheon or Patheon’s Affiliate and Client or Client’s Affiliate containing a description of the Services, the Price assumptions, and the specific technical, pricing, and supplementary legal terms (if any) for a particular project and may be variously referred to as a work order, scope of work (SOW), change of scope (COS), work statement, Project Agreement, product agreement, project proposal, proposal, product addendum, quotation, or a similar term. Upon the Effective Date, Work Orders No. 33 and 36 under the Prior Agreement are Project Agreements under this MSA.
“Quality Agreement” means a detailed document specifying the quality and regulatory procedures and responsibilities of the Parties with respect to the Services applicable to the Development Schedule or Commercial Schedule.
“Regulatory Authority” means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission, or other similar body, whether federal, state, provincial, county, or municipal, with competent jurisdiction over a Party, the Services, or the relevant Product (or its use).
“Remaining Materials” means Materials or works in process at the Facility which have not been used or are otherwise not required to perform Services by Patheon under this MSA or any Project Agreement.
“Services” means [***].
“Third-Party Subcontractors” means any non-Affiliate third-party subcontractor used in the performance of the Services with the consent of Client.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

DEVELOPMENT SCHEDULE
DEVELOPMENT SERVICES

In addition to the body of the MSA, the following supplemental terms and conditions apply to Development Services. Capitalized terms used and not defined herein have the meanings as provided in the DEFINITIONS APPENDIX.

1.    “Performance Standards” means the terms of this MSA, the Project Agreement, the Quality Agreement, Applicable Laws, cGMP (where applicable), and Instructions.

2.    “Validation Batches” means [***].

3.    Materials.
3.1    Patheon will invoice Client for the Costs plus the Handling Fee as specified in the Project Agreement. The amounts for Costs set forth in the Project Agreement are estimates only, and Client will be responsible for the actual Costs. Specialized or high-cost items including [***] may be agreed and charged separately, including the applicable handling fee. The terms of this Section 3.1 of this Schedule do not apply to Materials procured for Clinical Trial Services.

4.    Reservation and Cancellation Fees.
4.1    Reservation Fees. [***]
4.2    Cancellation Fees. [***]
4.3    Termination by Client. Client may terminate a Project Agreement by giving [***] days’ written notice for any business reason. Unless terminated by Client for a material breach of this MSA by Patheon, Client will pay any non-refundable and non-cancellable fees and expenses in the Project Agreement including Reservation Fees, Cancellation Fees and Remaining Materials.
4.4    Termination by Patheon. Patheon may terminate a Project Agreement if Patheon reasonably determines that it is unable to perform the Services or manufacture Product in a safe and effective way in accordance with applicable regulatory requirements or applicable specifications.

5.    Miscellaneous.
5.1    No Warranty. [***]
5.2    No Consultancy. Unless otherwise expressly agreed in a Project Agreement, if Patheon provides advice or guidance, this advice or guidance is made without any representation or warranty and Patheon will not be considered a consultant.
5.3    [***]

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

COMMERCIAL SCHEDULE
COMMERCIAL SERVICES

In addition to the terms set forth in the body of the MSA, the following supplemental terms and conditions apply to Commercial Services. Capitalized terms used and not defined herein have the meanings as provided in the DEFINITIONS APPENDIX.

1.    DEFINED TERMS. Additional defined terms specific to Commercial Services:
“Annual Volume” means [***].
“Calendar Year” means, in the first year of this MSA or a Project Agreement, as applicable, the time from the Effective Date up to and including December 31 of the same calendar year, and after that, will mean January 1 through December 31.
“Commercial Product” means any Product generated as a result of Commercial Services.
“Latent Defect” means a defect that is not reasonably susceptible to discovery upon receipt.
“Minimum Purchase Quantity” means [***].
“Minimum Order Quantity” means [***].
“Performance Standards” for Commercial Services will mean Applicable Laws, cGMP (where applicable), the MSA, the Project Agreement, the Quality Agreement, and the Processing Instructions.
“Processing Instructions” means documents relating to each Commercial Product, as mutually agreed in writing, including: [***]
“Recall” means any action by Client or any Regulatory Authority or Patheon to (i) withdraw Commercial Product from the market (including involuntarily) or (ii) refrain from shipping Commercial Product.
“Release Date” means [***].

2.    SERVICES.
2.1    Commercial Services. Patheon will perform the Commercial Services for the Price as set out in the Project Agreement, in accordance with the Performance Standards.
2.2    Development Services. Where Product is manufactured by Patheon under the Development Schedule or a separate pharmaceutical development or technology transfer agreement and is subsequently released by Patheon for commercial sale or distribution by Client, the performance of the Development Services or applicable services under the separate agreement, including the manufacture of the Commercial Product, will be governed by the terms of Development Schedule or the applicable separate agreement. The terms of this Commercial Schedule and the applicable Project Agreement will only apply to any Commercial Product after release for commercial distribution by Patheon.
3.    INVOICING.
Patheon will issue invoices in accordance with the invoicing schedule set out in the Project Agreement.
4.    PROCESSING INSTRUCTIONS AND MATERIALS.
4.1    Processing Instructions. Before the start of Commercial Services, Client and Patheon will agree on the Processing Instructions. Client is solely responsible for ensuring that the Processing Instructions comply and remain in compliance with the applicable, current regulatory approvals and Applicable Laws. All changes to Processing Instructions will be agreed in advance in writing

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

and will comply with the change control process in the Quality Agreement. The relevant Project Agreement will specify the financial responsibility for any one-time and ongoing costs of such change and will define any compliance obligations that must be completed before the change takes effect.
4.2    Materials.
[***]

4.3    Other Materials.
[***]

5.    FORECASTS.
5.1    Long Term Forecasts. [***]
5.2    Rolling Forecasts. [***]
5.3    Binding and Semi-Binding Forecasts. [***]

6.    ORDERS.
6.1    Purchase orders must be raised in accordance with the: (a) Client purchase order submission period [***]; b) Rolling Forecasts; and (c) the Minimum Order Quantity and must specify the purchase order number, quantities by Commercial Product type, and specific requested Release Date in the month for each order.
6.2    Acceptance of purchase orders. If Patheon fails to acknowledge receipt of a purchase order on or before [***] business days, the purchase order will be considered accepted by Patheon. An accepted purchase order will be binding on the Parties (a “Firm Order”). Patheon shall not unreasonably reject a purchase order that is in alignment with Section 6.1. Once accepted, the Parties will negotiate and agree on any change to the Release Date. Neither Party may unreasonably reject an alternative Release Date requested under this Section but, if the Parties cannot agree, the original Release Date accepted by Patheon will apply.
6.3    Cancellation or Postponement by Client.
(a)    Patheon will determine the manufacturing schedule of all Commercial Product covered by Rolling Forecasts and Firm Orders (the “Manufacturing Plan”). If Client causes (including as a result of its failure to supply Client-Supplied Materials, documents or approvals [***]) or requests a Cancellation, postponement or reduction of volume in the Manufacturing Plan, the Cancellation or postponement provisions [***] apply.
(b)    Notwithstanding Section 6.3(a), both Parties shall agree to any reasonable request to reschedule Services covered by the Manufacturing Plan, so long as such rescheduling is within the Binding Forecast period.
6.4    [***]

7.    CLAIMS AND RECALL.
7.1    Deficient Services and Claims.
(a)    Subject to Section 12.5 of the body of this MSA, the following shall further apply:
(i)    regardless of Client’s election pursuant to paragraph 12.5(a) or (c) of the body of the MSA, Patheon shall also pay or credit to Client of [***] for each Batch affected by Deficient Services, capped annually at [***].

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(ii)    for the avoidance of doubt, any repeat Services or reprocessing of Commercial Product under Section 12.5 of the body of the MSA shall not negatively impact Client’s Binding Forecast or otherwise impact Patheon’s commercially reasonably available capacity for performance of the Services.
(b)    Client will inspect (both visually and via its own release testing process) applicable Commercial Product manufactured by Patheon, upon receipt and will give Patheon written notice of any visible Claim, on or before [***] days after receipt or, in the case of any Latent Defect or defect detected during Client’s release testing, on or before [***] days after discovery by Client, but not after the expiration date of the Commercial Product. If Client fails to provide a Claim on or before the end of the [***] period, then the Commercial Product will be considered to have been accepted by Client on the [***] day. Patheon will have no liability for any deficiency for which it has not received notice on or before the [***]-day period. If the Parties do not agree as to whether a Claim exists, such dispute will be considered a Technical Dispute. Services will not be considered Deficient Services if Patheon Services complied with Performance Standards, and Patheon will have no obligation for any claims for non-conforming Commercial Product to the extent such non-conformance was caused by: [***]. If after a full investigation as set out in the Quality Agreement and this Section, it is determined that Patheon manufactured Commercial Product in accordance with the agreed Performance Standards, but a Batch or portion of Batch of Commercial Product is not released, Client will [***].
(c)    Determination of Deficiency. Upon receipt of a claim for Deficient Services (“Claim”), Patheon will have the period specified in the Quality Agreement or as reasonably required for technical reasons, to advise Client by notice in writing whether it disagrees with the contents of the Claim. Any Claim with which Patheon disagrees will be considered a Technical Dispute and subject to Section 13.4 of the body of the MSA.
(d)    Shortages and Price. Any dispute or claim related to the quantity of Commercial Product delivered or Price will be considered waived by Client if it has not been presented on or before [***] days of the date of the relevant invoice.
7.2    Delays caused by Patheon:
After [***] commercial batches have been produced by Patheon successfully, in the event that Patheon fails to deliver the Commercial Product by the agreed Release Date after a [***] grace period (“Delayed Product”), provided that such delay was not caused by Client including Client’s negligence, wrongful actions, approval delays, Client Supplied Material delays or to a defect in the Client Supplied Materials, Patheon will pay or credit Client [***]% of the batch fee, with an increase of [***]% for every [***] days late, up to a max of [***]%. Client agrees to further use commercially reasonable efforts to work with Patheon to reduce issues which may cause delays.
7.3    Commercial Product Recalls and Returns.
(a)    Records and Notice. The Parties will each maintain records in accordance with Applicable Laws, the Quality Agreement, its corporate policies, and as necessary to permit a Recall of any Commercial Product delivered to Client. Each Party will promptly notify the other of any information which might affect the marketability, safety, or efficacy of the Commercial Product. Recalls will be handled in accordance with the Quality Agreement. The decision to initiate a Recall of the Commercial Product or Bluebird Drug Product or to take some other corrective action, if any, will be made and implemented by Client.
(b)    Recalled Commercial Product or Bluebird Drug Product. To the extent that a Recall results from, or arises from Deficient Services related to Commercial Product only, Patheon will be responsible for the reasonable documented out-of-pocket expenses of

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Client for the Recall up to the limitation of liability in Section 12.7 of the body of the MSA and the Remedies provided in Section 12.5 shall be available to Client; provided however, that Patheon’s liability for Excluded Materials will be as set forth in Section 10 of this Commercial Schedule. In all other circumstances, Client will be responsible for the cost and expenses associated with a Recall, including cost and expenses associated with a Recall of the Bluebird Drug Product which is not associated to Deficient Services.
7.4    Client will not dispose of Commercial Product for which it intends to assert a Claim against Patheon without Patheon’s prior written authorization to do so. Patheon may instruct Client to return samples of or Batches of the Commercial Products that are the subject of a Claim to Patheon. If confirmed to be due to Deficient Services, Patheon will bear the cost of return and disposition of any such Commercial Product. In all other circumstances, Client will bear the cost of return and disposition, including all applicable fees for Commercial Services.

8.    CO-OPERATION AND REGULATORY AFFAIRS.
8.1    Regulatory Filings.
(a)    Pharmacovigilance. Client will be responsible, at its expense, for all pharmacovigilance obligations for the Commercial Product/Bluebird Drug Product in accordance with Applicable Laws and the monitoring and management of post-marketing complaints and queries at its cost (including the cost of assistance required of Patheon under the Quality Agreement). Patheon agrees to cooperate reasonably with any request from Client in order to comply with its pharmacovigilance obligations, including reasonable requests for information or data.
(b)    No Patheon Responsibility. If a Regulatory Authority, or other governmental body, requires Patheon to incur fees, costs or activities in relation to the specific Commercial Products which Patheon considers unexpected and extraordinary, then Patheon will notify Client in writing and the Parties will discuss appropriate mutually acceptable actions. Patheon will not be obliged to undertake these activities or to pay for the fees or costs until the Parties reach agreement on scope and Fees for Patheon’s assistance.
8.2    Release. The Parties agree that the release of the Commercial Product will not by itself indicate compliance by Patheon with its obligations relating to the Commercial Services. Nothing in this MSA will remove or limit the authority of the relevant quality function (as specified by the Quality Agreement) to determine whether the Commercial Product will be released for shipment or Client’s use. For clarity, Client will not release Commercial Product for individual sale or distribution, rather the Commercial Product will be used by Client in Bluebird Drug Product.
8.3    Withdrawal on Completion. On or before [***] days following completion or termination of the Commercial Services at the applicable Facility, Client will: (a) ensure that any regulatory filings relating to the Product are withdrawn or amended to remove all references to the Facility; and (b) provide to Patheon written confirmation of its compliance with this Section 8.3. If this time is not sufficient to meet the requirements of certain Regulatory Authorities, despite Client’s best efforts, then Patheon may agree to extend the period based on the written reassurances of Client and agreement that Client will pay Patheon for any remaining Services provided.

9.    WARRANTIES.
9.1    In addition to the warranties given under the body of the MSA, Client hereby further covenants, represents and warrants that:

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(a)    the Processing Instructions and specifications for the Commercial Product conforms to the current regulatory approvals, all applicable cGMPs and Applicable Laws related to the Bluebird Drug Product;
(b)    the Commercial Product, if labelled and manufactured in accordance with the Processing Instructions and in compliance with applicable cGMPs and Applicable Laws (i) will only be used in Bluebird Drug Product which is lawfully sold and distributed in each jurisdiction in which Client markets the Bluebird Drug Product, and (ii) the Commercial Product, if used in a Bluebird Drug Product, will be in used in a manner consistent with the respective FDA approval of the Bluebird Drug Product; and
(c)    Client has obtained and will maintain on a timely basis, any permits or other regulatory approvals if necessary, for the use of Commercial Product in a Bluebird Drug Product, Processing Instructions or specifications, including, without limitation, all marketing and post-marketing approvals, and any specific approvals referred to in the Quality Agreement.
8.2    Patheon hereby further covenants, represents and warrants that [***].

10.    LIMITATION OF LIABILITY.
10.1    In accordance with Section 12.5 of the body of this MSA, at the time of Deficient Services Patheon will have no liability for Excluded Materials. Without limiting the foregoing, in no event will Patheon’s liability for any Batch of Commercial Product exceed [***].

11.    RIGHT TO CROSS-REFERENCE. Patheon hereby grants to Client, in connection with any Product and any intermediates, components, or derivatives of Product, a perpetual, irrevocable right to cross-reference Patheon’s regulatory submissions and Facility approvals for the purpose of obtaining and maintaining regulatory approvals with respect to the foregoing anywhere in the world. Within [***] weeks after Client’s written request, Patheon shall deliver to Client for filing with the U.S. Food and Drug Administration or any foreign Regulatory Authority designated by Client, such authorization letters as Client reasonably deems necessary for the foregoing purpose [***], subject to such modifications as may be required by Applicable Law; provided, however, that if Customer proposes any material modifications to such form, Patheon shall be entitled to [***]; and provided, further, that Client shall be responsible for all reasonable costs and expenses associated with its request for such cross reference, and for obtaining any notarization, legalization or apostille that may be required for filing any authorization letter with any foreign Regulatory Authority. For the avoidance of doubt, Patheon shall not be required to provide directly to Client any Patheon documents that are generally applicable to Patheon’s business, such as Facility and equipment SOPs unless such documents are expressly requested by a relevant Regulatory Authority or are required by Applicable Law.

12.    JSC. The Parties shall promptly establish and convene a joint steering committee (the “JSC”).
(a)    Role. The role of the JSC shall be the overall coordination and oversight of the Parties’ activities under this Commercial Schedule in an advisory capacity only. The JSC shall work in good faith to determine strategies to improve manufacturing efficiency and to optimize costs for Services where appropriate. The JSC shall not have the power to take any action under this Commercial Schedule to interpret, amend or modify the MSA or this Commercial Schedule, or waive compliance therewith.
(b)    Composition and Cadence. The JSC shall consist of equal numbers of appropriate members of representatives from each Party. The JSC shall meet on a frequency as

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

agreed upon by the Parties. Meetings of the JSC shall be effective only if at least one representative of each Party is present or participating.
(c)    Disputes. In the event of any conflict amongst the JSC members, the JSC shall discuss and attempt in good faith to resolve the conflict, provided that Client shall have control over matters relating to the objectives, direction and criteria of the Services, but at all times in accordance with this MSA and the applicable Project Agreement, subject at all time to compliance with Applicable Law.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Exhibit 1
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